UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

T1 Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41903	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1211 E 4th St.
Austin, Texas 78702

(Address of principal executive offices) (Zip Code)

409-599-5706

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Note Purchase Agreements

On July 31, 2026 (the “Closing Date”), T1 Energy Inc. (the “Company”) completed its previously announced offering (the “Offering”) to certain qualified institutional buyers (collectively, the “Purchasers”) of $120.0 million aggregate principal amount of the Company’s 4.75% Convertible Senior Notes due 2031 (the “Convertible Notes”) The Convertible Notes were sold pursuant to note purchase agreements, each entered into as of July 29, 2026, between the Company and the Purchasers.

The gross proceeds from the sale of the Convertible Notes was $120.0 million, prior to deducting fees and estimated offering expenses. The Company expects to use the net proceeds of the Offering for (i) construction and development of infrastructure and purchase of production line equipment relating to Phase 1 of its G2_Austin solar cell fab (“G2_Austin”) and (ii) general corporate purposes. The net proceeds of the Offering are intended as a bridge to a comprehensive financing solution, which includes a significant debt component, to fund the remaining capital expenditures for Phase 1 of G2_Austin that the Company continues to target.

Subject to certain limitations, the Note Purchase Agreements provide the Purchasers with certain registration rights for the shares of the Company’s common stock issuable upon conversion of the Convertible Notes. The Note Purchase Agreements require the Company to prepare and file a new registration statement, or a prospectus supplement to a prospectus that forms a part of an existing registration statement, with the U.S. Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable but in no event later than 30 calendar days following the Closing Date to register the resale of the shares underlying the Convertible Notes.

The Note Purchase Agreements otherwise contain representations and warranties, covenants and other terms customary for an Offering of this type.

The above description of the Note Purchase Agreements is a summary and is not complete. A copy of the form of Note Purchase Agreement is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference, and the above summary is qualified by reference to the terms of the Note Purchase Agreements set forth in such exhibits.

Convertible Notes and Indenture

The Convertible Notes were issued pursuant to an Indenture, dated as of July 31, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”). The Convertible Notes are the senior unsecured obligations of the Company and bear interest at a rate of 4.75% per annum from and including the Closing Date, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2027. The Convertible Notes will mature on August 1, 2031, unless earlier repurchased, redeemed or converted.

Before May 1, 2031, holders may convert their Convertible Notes at their option only in certain circumstances. At any time from, and including, May 1, 2031 until the close of business on the business day immediately preceding the maturity date, the Convertible Notes will be convertible at the option of the holders. The Company will settle conversions by paying and/or delivering, as applicable, cash, shares of its common stock, or a combination of cash and shares of its common stock, at the Company’s election. The initial conversion rate is 224.0143 shares of the Company’s common stock per $1,000 principal amount of the Convertible Notes, which is equivalent to an initial conversion price of approximately $4.46 per share of common stock. If a “make-whole fundamental change” (as defined in the Indenture) occurs, or if the Company calls a holder’s Convertible Notes for redemption, then the Company will in certain circumstances increase the conversion rate for a specified period of time for holders who convert their Convertible Notes in connection with that make-whole fundamental change, or who convert their Convertible Notes that are called for such redemption.

The Convertible Notes will not be redeemable prior to August 6, 2029. The Convertible Notes will be redeemable, in whole or in part (subject to certain limitations), at the Company’s option at any time, and from time to time, on or after August 6, 2029 and prior to the 41st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock equals or exceeds 130% of the conversion price for the Convertible Notes on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice.

If a “fundamental change” (as defined in the Indenture) occurs, then, subject to certain exceptions, holders may require the Company to repurchase their Convertible Notes at a cash repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Convertible Notes are governed by customary terms and covenants, including that upon certain events of default, including cross-acceleration to certain other indebtedness of the Company and certain of its subsidiaries, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the principal amount of the Convertible Notes and accrued and unpaid interest, if any, thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Convertible Notes and accrued and unpaid interest, if any, thereon will automatically become and be immediately due and payable.

The above description of the Indenture and the Convertible Notes is a summary and is not complete. A copy of the Indenture and the form of note representing the Convertible Notes are filed herewith as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference, and the above summary is qualified by reference to the terms of the Indenture and the Convertible Notes set forth in such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sale of Securities.

The Convertible Notes were sold to the Purchasers in a private placement pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchasers in the Note Purchase Agreements.

To the extent that any shares of the Company’s common stock are issued upon conversion of the Convertible Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Convertible Notes and any resulting issuance of shares of common stock. Initially, a maximum of 32,258,064 shares of the Company’s common stock may be issued upon conversion of the Convertible Notes based on the initial maximum conversion rate of 268.8172 shares of common stock per $1,000 principal amount of Convertible Notes, which is subject to customary anti-dilution adjustment provisions.

The information related to the issuance of the Convertible Notes set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements with respect to the anticipated use of proceeds from the Offering and the Company’s target to finance the remaining balance of its capital expenditures relating to Phase 1 of G_2 Austin. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual future events, results, or achievements to be materially different from the Company’s expectations and projections expressed or implied by the forward-looking statements. Important factors include, but are not limited to, those discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026, as amended and supplemented by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026, and in the Company’s other filings with the SEC, including risks related to: (1) the Company’s ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect its intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; (viii) remediate the material weakness in the Company’s internal control over financial reporting or otherwise maintain effective internal control over financial reporting, (ix) qualify for the advanced manufacturing production credit under Section 45X of the Internal Revenue Code of 1986, as amended, and (x) rely on third-party warranties; (2) the Company’s ability to secure a comprehensive financing solution to fund the remaining capital expenditure for G2_Austin Phase 1 on favorable terms, or at all, and the timing of such financing; (3) the concentration of the Company’s operations in Texas and its dependence on a limited number of suppliers; (4) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (5) general economic and geopolitical conditions, (6) changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on the Company’s products and competitive position; (7) the outcome of any legal proceedings relating to the Company’s products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; and (8) the capital-intensive nature of the Company’s business and its ability to raise additional capital on attractive terms or service its debt. The above referenced filings are available on the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date of this Current Report on Form 8-K and are based on information available to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update such forward-looking statements, all of which are expressly qualified by the statements in this section, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of July 31, 2026, between T1 Energy Inc. and U.S. Bank Trust Company, National Association, as trustee.
4.2	Form of 4.75% Convertible Senior Note due 2031 (included in Exhibit 4.1).
10.1	Form of Note Purchase Agreement.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T1 ENERGY INC.

/s/ Evan Calio
Name:	Evan Calio
Title:	Chief Financial Officer

Date: July 31, 2026

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